Exhibit 16
August 26, 2005

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:
We have read the statements made by Universal Electronics, Inc. (copy attached), which we understand will be filed with the United States Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of Universal Electronics, Inc.’s Form 8-K report dated August 25, 2005. We agree with the statements concerning our Firm in such Form 8-K.
Very truly yours,
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP